EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

M&K CPAS, PLLC
4100 N. Sam Houston Parkway W.
Suite 200-B
Houston, TX 77086

The Board of Directors
Agritech Worldwide, Inc.

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-185517) (“Post-Effective Amendment No. 1”) of our report dated April 14, 2016, relating to the 2015 consolidated financial statements of Agritech Worldwide, Inc. appearing in the Company’s Annual Report on Form 10-K, for the year ended December 31, 2015. We also consent to the reference to our firm under the caption “Experts” in Post-Effective-Amendment No. 1.

/s/ M&K CPAS, PLLC
M&K CPAS, PLLC

Houston, Texas
June 21, 2016